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                                                                    EXHIBIT 4.7


      THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND ALL OTHER APPLICABLE SECURITIES LAWS, UNLESS AMERICAN PSYCH SYSTEMS, INC. RECEIVES A SATISFACTORY OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.


                                     WARRANT


                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                         OF AMERICAN PSYCH SYSTEMS, INC.

                  Date of Issuance:   As of February 19, 1994


            THIS CERTIFIES that, for value received, ___________________________ ____________________ (the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from AMERICAN PSYCH SYSTEMS, INC., a Delaware corporation (the "Company"), at a price of One Dollar ($1.00) per share ("Exercise Price"), _______ shares of the Company's $0.001 par value Common Stock. (All of the Company's shares of Common Stock are being hereafter referred to as "Common Stock"). This Warrant is hereinafter referred to as the "Warrant" and the shares of Common Stock issuable pursuant to the terms hereof are hereinafter sometimes referred to as "Warrant Shares".


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      SECTION 1. EXERCISE OF WARRANT. Subject to Section 8 hereof, this Warrant may be exercised in whole or in part at any time and from time to time at any time prior to the Expiration Date defined in Section 13 by presentation of the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form. Upon receipt by the Company of the said Purchase Form executed as aforesaid, at the office of the Company, accompanied by payment of the Exercise Price, the Company shall issue and deliver to the Holder within a reasonable period of time not to exceed 10 days an additional Purchase Form for future exercise of this Warrant which on its face shall note the total number of shares heretofore purchased under this Warrant (including the shares then being purchased) and a certificate or certificates for the shares of Common Stock then being issued upon such exercise. If deemed necessary by the Company, such certificates shall bear restricted legends substantially similar to the legends appearing on the face of this Warrant.

      SECTION 2. RESERVATION OF SHARES. The Company hereby covenants that at all times during the term of this Warrant there shall be reserved for issuance such number of shares of its Common Stock as shall be required to be issued upon exercise of this Warrant.

      SECTION 3. FRACTIONAL SHARES. This Warrant may be exercised only for a whole number of shares of Common Stock, and no fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant.

      SECTION 4. ASSIGNMENT OF WARRANT. This Warrant and the shares of Common Stock issuable hereunder shall not be sold, offered for sale, pledged, hypothecated, or otherwise transferred in the absence of registration under the Act and other applicable securities laws or the Company's receipt of an opinion of counsel satisfactory to the Company that such registration is


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not required. Upon such transfer or assignment of this Warrant, the Holder shall surrender this Warrant to the Company with the Assignment Form in the form annexed hereto duly executed and with funds sufficient to pay any transfer taxes, and the Company shall cancel this Warrant, and without charge, shall execute and deliver a new Warrant of like tenor in the name of the assignee entitling such assignee to all rights and interests of its assignor at the time of assignment of this Warrant.

      SECTION 5. LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, or destruction of this Warrant, and of indemnification satisfactory to it, or upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

      SECTION 6. RIGHTS OF THE HOLDER. No provision of this Warrant shall be construed as conferring upon the Holder hereof the right to vote, consent, receive dividends or receive notice other than as herein expressly provided in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      SECTION 7. ADJUSTMENT OF EXERCISE PRICE AND WARRANT SHARES. If the Company shall subdivide its outstanding shares of Common Stock by stock split or stock dividend, the Exercise Price then existing hereunder shall proportionately decrease and if the Company shall combine its outstanding shares of Common Stock by stock combination, the Exercise Price then existing

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hereunder shall proportionately increase. If the Company shall subdivide its outstanding shares of Common Stock by stock split or stock dividend, the number of Warrant Shares issuable hereunder shall proportionately increase and if the Company shall combine its outstanding shares of Common Stock by stock combination, the number of Warrant Shares issuable hereunder shall proportionately decrease.

      SECTION 8. LIMITATION ON EXERCISE. Until the first anniversary date of this Warrant, this Warrant will only be exercisable for a number of Warrant Shares equal to the product of (i) the number of Warrant Shares set forth on page 1 hereof multiplied by (ii) a fraction, (A) the numerator of which is the number of days subsequent to February 18, 1994 that Kenneth A. Kessler's guaranty of the Company's $855,000 line of credit with Franklin National Bank, including any renewals, modifications and substitutions thereof, is outstanding and, (B) the denominator of which is 365.

      SECTION 9. CERTAIN DISTRIBUTIONS. In case the Company shall, at any time, prior to the Expiration Date set forth in Section 13 hereof, make any distribution of its assets to holders of its Common Stock as a partial liquidation distribution or by way of return of capital, other than as a dividend payable out of earnings or any surplus legally available for dividends, then the Holder upon the exercise of this Warrant in whole or in part and prior to such distribution, as herein provided, after the date of record for the determination of those holders of Common Stock entitled to such distribution of assets, shall be entitled to receive, in addition to the shares of Common Stock issuable on such exercise, the amount of such assets (or at the option of the Company a sum equal to the value thereof at the time of such distribution to holders of Common Stock as such value is determined by the Board of Directors of the Company in good faith),

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which would have been payable to the Holder had it been the holder of record of such shares of Common Stock on the record date for the determination of those holders of Common Stock entitled to such distribution.

      SECTION 10. DISSOLUTION OR LIQUIDATION. In case the Company shall, at any time prior to the Expiration Date set forth in Section 13 hereof, dissolve, liquidate or wind up its affairs, the Holder shall be entitled, upon the exercise of this Warrant in whole or in part and prior to any such distribution in dissolution or liquidation, to receive on such exercise, in lieu of the shares of Common Stock which the Holder would have been entitled to receive, the same kind and amount of assets as would have been distributed or paid to the Holder upon any such dissolution, liquidation or winding up, with respect to such shares of Common Stock had the Holder been the holder of record of such share of Common Stock on the record date for the determination of those holders of Common Stock entitled to receive any such liquidation distribution.

      SECTION 11. NOTICES TO WARRANT HOLDER. If (i) the Company shall pay any dividend or make any distribution upon the shares of its Common Stock, or (ii) the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any classes or any other rights, or
(iii) any capital reorganization of the Company, reclassification of the Common Stock of the Company, consolidation or merger of the Company with or into another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be affected, then, in any such case, the Company shall cause to be delivered to the Holder, at least 10 days prior to the date specified in (a) or (b) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (a) a record is to be taken or the stock transfer books of the Company are to be closed for the purpose of determining the stockholders entitled to receive such dividend, distribution or rights, or (b) a record is to be taken or the stock transfer books of the Company are to be closed for the purpose of determining the stockholders entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding up.

      SECTION 12. RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation or which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation or merger, by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation or merger. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 12 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of

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Common Stock and to successive consolidations and mergers. In the event that in any such capital reorganization or reclassification, consolidation or merger, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company shall be final and binding on the Holder.

      SECTION 13. EXPIRATION DATE. The Warrant shall terminate on the Expiration Date and may not be exercised on or after such date. The Expiration Date shall be February 18, 1999.

      Section 14. APPLICABLE LAW. This Warrant shall be construed in accordance with the laws of the State of Delaware.

                                          AMERICAN PSYCH SYSTEMS, INC.


                                     By:  _____________________________
                                          Kenneth A. Kessler, President

Attest:


__________________________
John C. Heffner, Secretary


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                                 ASSIGNMENT FORM

Dated:_____________   For value received ___________________________ hereby
sells, assigns and transfers unto

Name____________________________________________________________
      (Please typewrite or print in block letters)

Address________________________________________________________ and appoints
________________________________ Attorney to transfer the said Warrant on the books of the within named Company with full power of substitution in the premises.


                           SIGNATURE___________________________


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                                  PURCHASE FORM
                                                      Dated:__________________

      The undersigned hereby irrevocably elects to exercise its right to purchase shares of the $0.001 par value Common Stock of American Psych Systems, Inc., such right being pursuant to a Warrant dated as of February 19, 1994, and as issued to the undersigned by American Psych Systems, Inc., and remits herewith the sum of $ in payment for same in accordance with the Exercise Price specified in such Warrant.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name___________________________________

Address________________________________

                 (Please typewrite or print in block letters)

                        Signature___________________


Shares Heretofore Purchased
      Under Warrant_____________________